UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 23, 2022

Quotient Technology Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1260 East Stringham Avenue, Suite 600
Salt Lake City, Utah 84106
(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On March 24, 2022, Quotient Technology Inc. (the “Company” or “Quotient”) announced that Steven Boal will retire as chief executive officer (“CEO”) by December 31, 2022. Mr. Boal will not stand for re-election as a director of the Company when his term ends at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Mr. Boal’s planned departure from his CEO and director roles is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 24, 2022, the Company announced that Matthew Krepsik will assume office as the Company’s next CEO upon Mr. Boal’s retirement as CEO.

Mr. Krepsik, 40, has served as the Company’s Chief Technology Officer since June 2021, leading the Company’s strategy and insights team as well as its engineering, product management, business development and media strategy functions. Mr. Krepsik has also recently taken over the information technology (IT) function for the Company. Prior to his promotion to Chief Technology Officer, Mr. Krepsik served as the Company’s Chief Analytics Officer from April 2021 through June 2021. Prior to joining the Company, Mr. Krepsik served for more than 15 years in various managerial roles at Nielsen, most recently as Senior Vice President and General Manager of Outcomes Products from 2019 to 2021, in which he led Nielsen’s development and deployment of attribution, media planning and activation products. Mr. Krepsik’s other positions at Nielsen included Global Head of Analytics Products (2016-2019), Executive Director of Analytics Asia-Pacific, Middle East and Africa (2012-2016), and Vice President, Analytics North America (2006-2012). He also had an integral role in Nielsen’s strategic review process, which culminated in the sale of its NielsenIQ business to Advent International for $2.7 billion. Mr. Krepsik’s academic career includes coursework at the London School of Economics as well as Bachelors and Master’s degrees in Economics from Marshall University and Miami University, respectively.

There are no family relationships between Mr. Krepsik and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Krepsik’s compensation as CEO will be determined at a later time.

Departure of Director – Christy Wyatt

As previously disclosed by the Company in a Form 8-K filing with the SEC, on December 17, 2021 Christy Wyatt notified the Company of her intention to resign from the Company’s Board of Directors (the “Board”) no later than the 2022 annual meeting of stockholders of Absolute Software Corporation, where she serves as the Chief Executive Officer. Effective March 24, 2022, Ms. Wyatt has stepped down from the Board to focus on her role as Chief Executive Officer and a director of Absolute Software Corporation and as a director of Silicon Valley Labs, Inc., both public companies. Her resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director – Eric Higgs

On March 23, 2022, the Board appointed Eric D. Higgs to serve as a member of the Board effective immediately. Mr. Higgs will serve as a Class I director, with a term expiring at the Company’s 2024 annual meeting of stockholders. Mr. Higgs has also been appointed to the Audit Committee and the Compensation Committee of the Board. The Board has determined that Mr. Higgs is an independent director under the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Higgs, 51, has more than two decades of leadership experience overseeing marketing strategy development and product execution in the consumer goods and retail industry. Since June 2020, Mr. Higgs has served as the Chief Executive Officer of the Boys & Girls Clubs of Middle Tennessee, where he leads the organization’s strategic direction, oversight of organizational operations, financials, programming, brand reputation and talent recruitment. Prior to his role at the Boys & Girls Clubs of Middle Tennessee, Mr. Higgs served in a number of roles with increasing responsibility at Bridgestone Americas from May 2016 to March 2020. He served as Senior Vice President, Marketing Operations (April 2020 to May 2020), where he was responsible for helping shape the future of Bridgestone Americas’ tire and solutions business and creating synergies between the marketing and sales organizations. Prior to this, he served as President of Bridgestone Americas’ Commercial Truck and Retread business (September 2018 to March 2020). Prior to joining Bridgestone, he spent approximately four years at Kimberly Clark from 2012 to 2016, during which he drove sales growth in two of its key businesses. Mr. Higgs also spent over 18 years at Procter & Gamble from 1994 to 2012 leading marketing efforts and product launches for a number of business lines. Mr. Higgs holds a B.S. in Chemical Engineering from the University of Illinois and an M.B.A. from the Fuqua School of Business at Duke University.

In connection with his service as a director and consistent with the Company’s director compensation policy (the “Director Compensation Policy”) in effect on the date of his appointment, Mr. Higgs will receive the Company’s standard non-employee director cash and equity compensation, including an initial award of restricted stock units with the number of restricted stock units equal to $250,000 divided by the closing price of the Company’s stock on the fifth trading day of the month immediately following the month in which Mr. Higgs became a director. Starting on the date of the Company’s 2022 Annual Meeting and subject to his continued service on the date of grant, Mr. Higgs will also receive an annual equity award consistent with the terms of the Director Compensation Policy, as then in effect. Mr. Higgs will receive an annual cash retainer of $37,500 for his service as a director, $10,000 for his membership on the Company’s Audit Committee and $6,250 for his membership on the Company’s Compensation Committee, to be paid in quarterly installments for the immediately preceding fiscal quarter and pro-rated for the first fiscal quarter during which he serves as a director based on the number of days served after the effective date of his appointment.

In connection with his appointment, Mr. Higgs and the Company will enter into the Company’s standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Indemnity Agreement generally provides for the indemnification of Mr. Higgs for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was serving in such capacity, to the extent indemnifiable under the law.

The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193692) filed with the SEC on February 14, 2014 and which exhibit is incorporated by reference herein.

There are no arrangements or understandings between Mr. Higgs and any other persons pursuant to which Mr. Higgs was elected as a director. In addition, Mr. Higgs has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Upon the effectiveness of Mr. Higgs’s appointment as a Class I director and Ms. Wyatt’s resignation from the Board, the Board has three directors serving in Class I (Steve Horowitz, Alison Hawkins and Eric D. Higgs) whose term expires at the Company’s 2024 annual meeting date; two directors serving in Class II (Steven Boal and Robert McDonald) whose term expires at the Company’s 2022 annual meeting date; and three directors serving in Class III (Andrew Gessow, Lorraine Hariton and David Oppenheimer) whose term expires at the Company’s 2023 annual meeting date.

Separation of CEO and Chair; Appointment of New Chair – Robert McDonald

The Board has determined to separate the roles of CEO and Chair of the Board. The Board has elected current director Robert McDonald to serve as Chair of the Board, effective March 23, 2022. Mr. McDonald is an independent director under the applicable requirements of the New York Stock Exchange and the Exchange Act.

CFO Transition

On March 24, 2022, Pamela Strayer submitted her resignation as the Company’s Chief Financial Officer (“CFO”) and Treasurer, to be effective April 5, 2022. Ms. Strayer is resigning from the Company to care for a family member. Ms. Strayer has agreed to provide transition and consulting services to the Company to ensure a smooth transition. The Company expects to announce a new CFO in the near term.

Item 7.01.	Regulation FD Disclosure.

Formation of Strategic Board Committee

Effective March 23, 2022, the Board has formed a new Strategic Board Committee to review all aspects of the Company’s business, including its strategy, financial plan and opportunities for growth and shareholder value creation. The Committee intends to engage a financial advisor to assist with the new committee’s mandate as set forth above. The Strategic Board Committee intends to make its recommendations to the full Board following its review.

Interactions with Engaged Capital; Offer to Appoint a New Director to the Board

On March 24, 2022, the Company announced that it has received formal notice from Engaged Capital, LLC (together with its affiliates, “Engaged Capital”) that it intends to nominate two individuals, Christopher B. Hetrick, Director of Research at Engaged Capital, and Matthew O’Grady, a former executive of Nielsen, for election to the Board at the 2022 Annual Meeting.

Following a review of Mr. O’Grady’s experience and background, the Board extended an offer to Mr. O’Grady to join the Board and the Strategic Board Committee, subject to Engaged Capital withdrawing its nomination notice. On March 28, 2022, Mr. O’Grady informed the Company that he would not accept the Company’s offer to be appointed to the Board.

Press Releases

On March 24, 2022, the Company issued a press release which included, among other things, information regarding Mr. Krepsik assuming the office as the Company’s next CEO upon Mr. Boal’s retirement, the appointment to Eric Higgs to a director seat on the Board, the appointment of Mr. McDonald as Chair of the Board, and the Board’s offer to appoint Matthew O’Grady to the Board.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 24, 2022 regarding governance changes.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:	/s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary

Date: March 29, 2022